SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC  20549



                                 FORM 8-KA

                              CURRENT REPORT



                      Pursuant to Section 13 or 15(d)
                                  of the
                      Securities Exchange Act of 1934


                             ----------------
                             January 31, 1996
                             ----------------

            Date of Report (Date of earliest event reported)



                        DELAWARE OTSEGO CORPORATION
          ------------------------------------------------------
          (Exact name of Registrant as specified in its charter)



            New York                0-12985               16-0913491
     ------------------------   ----------------    ---------------------
     (State or other juris-     (Commission file           (IRS Employer
     diction of incorporation            number)    identification number)



              1 Railroad Avenue, Cooperstown, New York    13326
              ---------------------------------------------------
              (Address of principal executive offices) (zip code)



                                 607-547-2555
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 2.   Acquisition or Disposition of Assets:

     On January 31, 1996, Delaware Otsego Corporation (the "Registrant") acquired 400 shares of common stock of The Toledo, Peoria and Western Railroad Corporation ("TP&W Railroad") for consideration totalling $2.25 million, including 25,000 shares of the Registrant's common stock. The shares acquired represent 40% of the outstanding equity of TP&W Railroad.

     The non-stock portion of the consideration for the acquisition was funded through a $1 million loan and the private placement of 100,000 shares of the Registrant's common stock.



ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits:

     (a)  Financial Statements of Business Acquired.

     Prior to January 31, 1996, TP&W Railroad had no operations and, accordingly, no financial statements are available. On January 31, 1996, TP&W Railroad acquired all outstanding shares of Marksman Corp. The following audited financial statements of Marksman Corp. are filed with this report:

      Report of Independent Auditors.............................  Page  5
      Consolidated Balance Sheets as at December 31, 1995
        and 1994.................................................  Page  6
      Consolidated Statement of Operations and Accumulated
        Deficit for the Years Ended December 31, 1995
        and 1994.................................................  Page  7
      Consolidated Statements of Cash Flows for the Years
        Ended December 31, 1995 and 1994.........................  Page  8
        Notes to Consolidated Financial Statements...............  Page  9

      (b)  Pro Forma Financial Information.

        The following unaudited pro forma condensed consolidated financial statements are filed with this report:

      Pro Forma Condensed Balance Sheet as at December 31, 1995.. Page 16
        Pro Forma Condensed Statement of Operations for Year
               Ended December 31,1995............................ Page 17
      Notes to Condensed Consolidated Financial Statements....... Page 18
      Consent of KPMG Peat Marwick LLP........................... Page 20

        The Pro Forma Condensed Consolidated Balance Sheet of Registrant as at December 31, 1995 reflects the financial position of Registrant after giving effect to the transaction described in Item 2 and assumes the transaction took place on December 31, 1995. The Pro forma condensed Consolidated Statement of Operations for the year ended December 31, 1995 assumes that the transaction occurred on January 1, 1995.

        Assumptions underlying the pro forma adjustments are described in the Registrant's notes to the unaudited pro forma consolidated financial information, which should be read in conjunction with these statements. These statements should also be read in conjunction with the Consolidated Financial Statements of the Registrant, as reflected in its Annual Report on Form 10-K for the year ended December 31, 1995 and the consolidated financial statements of Marksman Corp. and subsidiary for the year ended December 31, 1995 submitted under Item 7(a).

        The unaudited consolidated pro forma results do not purport to be indicative of the results of operations that would have been obtained if the foregoing acquisition had actually occurred on January 1, 1995, or of the future financial position or future results of operations of Registrant.

        (c) Exhibits.

            Accountants' Consent.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     DELAWARE OTSEGO CORPORATION
Dated:   April 12, 1996              WALTER G. RICH
                                     -----------------------------------
                                     Walter G. Rich
                                     President & Chief Executive Officer

                         MARKSMAN CORP. AND SUBSIDIARY
                       Consolidated Financial Statements
                          December 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)
                  -------------------------------------------

                          Independent Auditors' Report
                          ----------------------------

The Board of Directors
MARKSMAN Corp.:

We have audited the accompanying consolidated balance sheets of MARKSMAN Corp. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MARKSMAN Corp. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that MARKSMAN Corp. and subsidiary will continue as a going concern. The Company's net losses, stockholders' deficit, deficiency in net working capital, and the existence of defaults with respect to its obligations, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in notes 9 and 12. The consolidated financial statements do not include any adjustments that result from the outcome of this uncertainty.




                                               KPMG Peat Marwick LLP


March 22, 1996
Boston, Massachusetts

                         MARKSMAN CORP. AND SUBSIDIARY
                          Consolidated Balance Sheets
                          December 31, 1995 and 1994
                         -----------------------------

ASSETS: (notes 5 and 12)
- ------------------------
                                                 ------------------------
                                                        1995         1994
                                                 -----------  -----------
CURRENT ASSETS
  Cash and cash equivalents                      $   492,162  $   597,217
  Accounts receivable, net of allowance for
    doubtful accounts of $113,317 in 1995 and
    $88,317 in 1994                                2,020,275    1,869,179
  Reimbursable construction costs                    149,083      516,511
  Materials and supplies                              34,805       37,394
  Prepaid expenses                                    26,259       28,029
  Other current                                          212       18,753
                                                 -----------  -----------
    TOTAL CURRENT ASSETS                           2,722,796    3,067,083

PROPERTY, PLANT AND EQUIPMENT (note 3)
  Land                                             6,702,293    6,660,065
  Buildings, machinery, equipment
    and leasehold improvements                    16,573,381   14,957,336
                                                 -----------  -----------
                                                  23,275,674   21,617,401

  Less accumulated depreciation                   (4,928,311)  (4,087,566)
                                                 -----------  -----------
    TOTAL PROPERTY, PLANT AND EQUIPMENT           18,347,363   17,529,835


  Other assets                                        13,543           29
                                                 -----------  -----------
                                                 $21,083,702  $20,596,947
                                                 ===========  ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT (note 12)
- -----------------------------------------------

CURRENT LIABILITIES:
  Accounts payable                               $ 3,070,301  $ 2,835,816
  Accrued and other current liabilities (note 4)  12,006,134   10,242,524
  Current maturities of long-term debt (note 5)   20,896,026   20,896,026
                                                 -----------  -----------
    TOTAL CURRENT LIABILITIES                     35,972,461   33,974,366

  Long-term debt (note 5)                          1,261,006            -
                                                 -----------  -----------
    TOTAL LIABILITIES                             37,233,467   33,974,366

  Commitments and contingencies (notes 8 and 9)

STOCKHOLDERS' DEFICIT (note 6):
  Common stock, no par value; 1,000 shares
    authorized and 100 shares issued                 250,000      250,000
  Additional paid-in capital                       1,470,000    1,470,000
  Accumulated deficit                            (17,869,765) (15,097,419)
                                                 -----------  -----------
  TOTAL STOCKHOLDERS' DEFICIT                    (16,149,765) (13,377,419)
                                                 -----------  -----------
                                                 $21,083,702  $20,596,947
                                                 ===========  ===========

[FN]
See accompanying notes to consolidated financial statements.

                         MARKSMAN CORP. AND SUBSIDIARY
          Consolidated Statements of Operations and Accumulated Deficit
                     Years ended December 31, 1995 and 1994
          -------------------------------------------------------------
                                                       1995            1994
                                              -------------   -------------
OPERATING REVENUES:
  Railway operating revenues                  $   8,921,890   $   9,736,857
  Real property revenues                            209,652         191,695
  Other operating revenue                           962,239         798,232
                                              -------------   -------------
    TOTAL OPERATING REVENUES                     10,093,781      10,726,784


OPERATING EXPENSES:
  Maintenance of way and structures               1,312,156       1,183,543
  Maintenance of equipment                        1,822,593       1,911,281
  Transportation                                  3,082,902       2,948,198
  Car hire expense                                  841,778       1,099,259
  Depreciation and amortization                     843,820         776,651
  General, administrative and other               2,444,502       2,617,086
                                              -------------   -------------
    TOTAL OPERATING EXPENSES                     10,347,751      10,536,017

  INCOME (LOSS) FROM OPERATIONS                    (253,970)        190,767

OTHER EXPENSE:
  Interest expense (note 5)                      (2,479,305)     (1,547,751)
  Loss on sale of property,
    equipment and other                             (39,071)        (31,476)
                                              -------------   -------------
    OTHER EXPENSE                                (2,518,376)     (1,579,227)

                                              -------------   -------------
    NET LOSS                                     (2,772,346)     (1,388,460)

ACCUMULATED DEFICIT, BEGINNING OF YEAR          (15,097,419)    (13,708,959)
                                              -------------   -------------
ACCUMULATED DEFICIT, END OF YEAR              $ (17,869,765)  $ (15,097,419)
                                              =============   =============

[FN]
See accompanying notes to consolidated financial statements

                         MARKSMAN CORP. AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
                    Years ended December 31, 1995 and 1994
                    --------------------------------------

                                                       1995            1994
                                               ------------    ------------
Operating activities:
   Net loss                                    $ (2,772,346)   $ (1,388,460)
   Adjustments to reconcile
     net loss to net cash provided
     by operating activities:
       Depreciation and amortization                843,820         776,651
       (Gain) loss on property and
          equipment disposal                         17,703          (6,903)
     Changes in operating assets
       and liabilities:
       (Increase) in accounts receivable           (151,096)       (410,199)
       (Increase) decrease in materials,
          supplies, prepaids and other
          current assets                            390,328        (227,675)
       (Increase) decrease in other assets          (13,514)         23,138
       Increase in accounts payable                 234,485         278,681
       Increase in accrued and
         other liabilities                        1,763,610       1,454,668
                                               ------------    ------------
          Net cash provided by
             operating activities                   312,990         499,901

Investing activities:
   Reimbursement for property and
     equipment damage                                     -         353,485
   Additions to property, plant and equipment      (455,295)       (686,688)
   Proceeds from disposal of property
      and equipment                                  37,250          15,100
                                               ------------    ------------
      Net cash used in investing activities        (418,045)       (318,103)
                                               ------------    ------------
Increase (decrease) in cash and
   cash equivalents                                (105,055)        181,798

Cash and cash equivalents, beginning of year        597,217         415,419
                                               ------------    ------------
Cash and cash equivalents, end of year         $    492,162    $    597,217
                                               ============    ============
Supplemental disclosure of
   cash flow information:
   Cash paid for interest                      $    570,000    $    130,000
                                               ============    ============

Noncash item:
   During 1995, the Company placed into service railway improvements financed by a State of Illinois track loan in the amount of $1,261,006.

[FN]
See accompanying notes to consolidated financial statements.

                         MARKSMAN CORP. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                          December 31, 1995 and 1994
                  ------------------------------------------

(1) Principles of Consolidation
- -------------------------------
The consolidated financial statements include the accounts of MARKSMAN Corp., and its wholly owned subsidiary, Toledo, Peoria & Western Railway
Corporation (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

(2) Summary of Significant Accounting Policies
- ----------------------------------------------
(a) Description of Business
- ---------------------------
   Toledo, Peoria & Western Railway Corporation, a wholly owned subsidiary of Marksman Corp., operates a shortline railroad which extends from Fort Madison, Iowa to Remington, Indiana. Other revenue consists of leasing land and other railroad activities (primarily switching railroad cars at the request of its customers). (Also see note 10 regarding significant customers).

(b) Cash and Cash Equivalents
- -----------------------------
   Cash and cash equivalents include cash on hand, cash in banks and all highly liquid investments with original maturities of three months or less.

(c) Materials and Supplies
- --------------------------
   Materials and supplies, which consist mainly of fuel oil and lubricants, are stated at lower of cost (first-in, first-out) or market.

(d) Accounts Receivable and Revenue Recognition
- -----------------------------------------------
   Accounts receivable and accounts payable in the consolidated balance sheet include interline transactions with other railroads which the Company is required to enter into as part of settling freight payments received from customers. The system follows Railway Accounting Rules as adopted by member railroads of The Association of American Railroads of which the Company is a member. At year end, in accordance with industry practice, accrued revenue on a completed service basis is reflected in the consolidated statements of operations for unsettled freight not yet part of the interline accounting system.

   Land lease revenue is recognized proportionately over the period of the lease. Advance rental payments in excess of revenue recognized are classified as deferred rental revenue (note 4).

(e) Property and Equipment
- --------------------------
   Property and equipment are stated at cost. Depreciation and amortization is determined based on the estimated economic lives of the related property and equipment using the straight-line method.

   Costs of reimbursable rehabilitation projects not yet complete are recorded in reimbursable construction costs.

(f) Environmental Expenditures
- ------------------------------
   Expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated.

                         MARKSMAN CORP. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                  ------------------------------------------

(g) Income Taxes
- ----------------
   The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

(h) Use of Estimates
- --------------------
   Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(i) Impairment of Long-Lived Assets
- -----------------------------------
   The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121) which provides guidance on when to assess and how to measure impairment of long-lived assets, certain intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Company has not yet assessed the future impact of adopting SFAS 121.

(3) Property, Plant and Equipment
- ---------------------------------
Property, plant and equipment consists of the following at December 31:
- ----------------------------------------------------------------------

                                                  1995              1994
                                        --------------     -------------
Transportation property:
   Land and track structures            $   19,002,527     $  17,544,176
   Locomotives                               1,958,691         1,823,941
   Machinery and equipment                   1,666,039         1,605,196
                                        --------------     -------------
                                            22,627,257        20,973,313

Other property:
   Vehicles                                     22,910            22,910
   Furniture and fixtures                       11,221            11,114
   Office equipment                            439,971           435,749
   Leasehold improvements                      174,315           174,315
                                        --------------     -------------
                                               648,417           644,088

                                        --------------     -------------
   Total property, plant and equipment      23,275,674        21,617,401

   Less accumulated depreciation
     and amortization                        4,928,311         4,087,566
                                        --------------     -------------
   Property, plant and equipment, net   $   18,347,363     $  17,529,835
                                        ==============     =============

                         MARKSMAN CORP. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                   ------------------------------------------

(4) Other Current Liabilities
- -----------------------------
Other Current liabilities consist of the following at December 31:
- ------------------------------------------------------------------

                                                  1995              1994
                                        --------------     -------------
   Interline payables                   $    6,762,896     $   6,506,523
   Interest payable                          3,908,832         2,146,932
   Casualty and other claims reserve           435,529           761,523
   Deferred rental revenue                     119,842            91,645
   Salaries and wages payable                  155,426            46,585
   Payroll taxes payable                       137,584           122,888
   Accrued expenses                            486,026           566,428
                                        --------------     -------------
                                        $   12,006,134     $  10,242,524
                                        ==============     =============

(5) Indebtedness
- ----------------
At December 31, 1995 and 1994, the Company was in default with respect to its senior term loan, subordinated debt and junior subordinated debt. Accordingly, these obligations are presented as currently due.

Indebtedness consists of the following at December 31:
- ------------------------------------------------------

                                                  1995              1994
                                        --------------     -------------
Currently Due:
   (a) Senior term loan                 $   13,575,000     $  13,575,000
   (b) Subordinated debt                     4,771,026         4,771,026
   (c) Junior subordinated debt              2,550,000         2,550,000
                                        --------------     -------------
      Current portion of long-term debt     20,896,026        20,896,026

   Long-term debt:
   (d) Illinois Track Loan                   1,261,006                 -
                                        --------------     -------------
      Long-term debt, excluding
        current maturities              $    1,261,006     $           -
                                        ==============     =============

Original terms of the defaulted debt are:
- -----------------------------------------
(a) Senior term loan, modified, interest at Libor plus 2.5% through December 31, 1996, and Libor plus 3% until December 31, 1997; secured by all assets and stock; total balance is in default and is payable on demand.

                         MARKSMAN CORP. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                   ------------------------------------------

(b) Subordinated debt consists of Tranche A, ($2,771,026) modified, interest free until December 31, 1996, interest at 8% through December 31, 1996 added to principal through December 31, 1996; total balance is in default and payable on demand; and

    Tranche B. ($2,000,000) modified, interest free through December 31, 1996, total balance is in default and payable on demand.

(c) Junior subordinated debt consists of Series A, ($1,500,000) interest at Libor plus 1% payable monthly in arrears; total balance is in default and payable on demand, and

    Series B, ($1,050,000) interest free until December 31, 1997, interest at 12% payable quarterly in arrears through December 31, 1999; total balance is in default and payable on demand.

(d) State of Illinois Track Loan, fifteen annual payments of $103,922 beginning on March 6, 1997, with interest at 3%.

    The senior and subordinated debt agreements require the maintenance of certain financial ratios and include certain covenants for which the Company was in default at December 31, 1995 and 1994. Accordingly, under generally accepted accounting principles the entire balance of the senior term loan and the senior and junior subordinated debt outstanding have been included in current liabilities. Certain loan agreements provide for the payment of additional interest in the event of default. The consolidated financial statements include the estimated additional interest expense which arises as a result of the Company's default.

    The Company's senior creditor has declared the Company in default of its obligations. The creditor has entered into a Forbearance Agreement dated April 25, 1995, whereby the creditor has conditionally agreed to forbear from exercising its remedies (which may include foreclosure proceedings) to permit the Company to negotiate with its other creditors and potential purchasers/investors for the stock or asset sale of the Company. The Company has obtained similar forbearance agreements from each of the subordinated creditors (see note 12).

(6) Stock Purchase Warrants
- ---------------------------
Under a provision of the Tranche B subordinated debt agreement (note 5), the lender received warrants to purchase 82 shares of MARKSMAN Corp. common stock for $1.00 per share. The warrants are exercisable during a ten-year period beginning upon the Company's repayment of the senior debt or upon registration of the stock of the Company in an initial public offering.
The Company has reserved 82 shares of common stock for issuance under this agreement. The warrant holders may require the Company to repurchase the shares of common stock obtained by exercise of the warrants.

No value has been assigned to the put option at December 31, 1995 and 1994, because of the Company's negative operating results.

                         MARKSMAN CORP. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                   ------------------------------------------

(7) Income Taxes
- ----------------
The Company has available net operating loss carryforwards of approximately $19,900,000 for income tax purposes expiring through 2010. The Company also has a net operating loss carryforward available under the federal alternative minimum tax system. However, if changes in the Company's stock ownership, combined with unissued stock represented by warrants and stock options, exceed 50% during any three-year period, the utilization of the net operating loss carryforwards may be subject to limitation (see note 12).

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):


                                                         1995      1994
                                                      -------   -------
Deferred tax assets:
- --------------------
   Accounts receivable and interline settlements      $    46   $    35
   Accrued expenses not currently deductible for
     income tax purposes                                1,405     1,259
   Net operating loss carryforwards                     7,724     7,196
                                                      -------   -------
      Total gross deferred tax assets                   9,175     8,490

   Less valuation allowance                            (6,445)   (5,898)
                                                      -------   -------
      Net deferred tax assets                           2,730     2,592
                                                      -------   -------

Deferred tax liability:
- -----------------------
   Plant and equipment, principally due to
     differences in depreciation                       (2,730)   (2,592)
                                                      -------   -------
      Total gross deferred tax liability               (2,730)   (2,592)
                                                      -------   -------

      Net deferred tax asset (liability)              $     -   $     -
                                                      =======   =======

(8) Commitments and Contingencies
- ---------------------------------
(a) Commitments
- ---------------
   The Company is committed under long-term lease agreements, which expire at various dates through 1997, for facilities. Future minimum lease payments under long-term operating leases at December 31, 1995, are as follows:

                         1996      $   44,507
                         1997           7,491
                                   ----------
                                   $   51,998
                                   ==========

   Rent expense under operating leases amounted to $36,752 and $0 in 1995 and $36,752 and $6,635 in 1994 for facilities and equipment, respectively.

                         MARKSMAN CORP. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                   ------------------------------------------

(b) Contingencies
- -----------------
   The Company is from time to time subject to claims arising in the ordinary course of business. Such claims are assessed by the Company's management and legal counsel. If the assessment of the claims indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. Certain employees and non-employees have filed claims against the Company for alleged injuries. Management believes that the outcome of these matters will not have a material effect on the Company's financial position.

(c) Environmental Matters
- -------------------------
   The U.S. Environmental Protection Agency ("USEPA") performed a screening site inspection at one of the Company's properties. The site inspection report raises the possibility that at some date the USEPA may assert claims for remediation against the Company. Some properties are presently and have in the past been leased or licensed to others who are or have maintained hazardous materials handling facilities on the properties, which may have resulted in spills on the property or operation in violation of certain federal or state laws. The Company's policy is to make provision for the cost of environmental matters when it is probable that a liability has been incurred and such liability can be reasonably estimated.

(9) Liquidity
- -------------
At December 31, 1995, current liabilities exceeded current assets by $33,249,665 and total liabilities exceeded total assets by $16,149,765.
The Company has obtained forbearance agreements from its principal creditors who have agreed to forbear from exercising remedies available under the credit agreements while the Company negotiates with potential purchasers/ investors for the stock or asset sale of the Company (see note 12).

(10) Significant Customers
- --------------------------
The Company obtained revenues from two customers, representing 22% and 17% of operating revenues in 1995 and 25% and 21% of operating revenues in 1994, respectively. Receivables from each customer represented 31% and 11% of total freight receivables in 1995 and 34% and 15% in 1994, respectively.
The Company does not require collateral. The risk associated with this concentration is not deemed significant.

                         MARKSMAN CORP. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                   ------------------------------------------

(11) Fair Value of Financial Instruments
- ----------------------------------------
The following table presents the carrying amount and fair values of indebtedness interline payables, and interest payable at December 31, 1995. The fair value of the senior and subordinated indebtedness is determined based upon the amount of payment at January 31, 1996 in forgiveness of the loans (see note 12). The fair value of the interline payable and interest payable is determined based on the events described in note 12.

                                              1995
                                   -------------------------
                                       Carrying         Fair
                                         Amount        Value
                                   ------------ ------------
   Senior term loan                $ 13,575,000 $  6,000,000
   Subordinated debt                  4,771,026    1,000,000
   Junior Subordinated debt           2,550,000      200,000
   Long-term debt                     1,261,006    1,261,006
   Interline payable                  6,762,896    1,498,623
   Interest payable                   3,908,832            -


Cash and cash equivalents, accounts receivable, reimbursable construction costs, materials and supplies, prepaid expenses, other current assets, accounts payable, accrued expenses, and other current liabilities, exclusive of interline payable and interest payable are stated at carrying amounts that approximate fair value because of the short maturity of those instruments.

The Company believes that the fair value of the long-term debt of $1,261,006 approximates its carrying value because comparable financing arrangements are currently available for borrowings to be used for comparable purposes.

(12) Subsequent Event (Unaudited)
- ---------------------------------
On January 31, 1996, the Company reached a settlement with its senior and subordinated creditors whereby the creditors accepted payments of $7,200,000 in full settlement of obligations with a carrying value of $20,896,026 plus accrued interest of $3,908,832. The $7,200,000 was provided by a creditor and an investor group. Subsequent to the Company's settlement with the aforementioned creditors, ownership of the Company was transferred to an investor group and to an additional creditor which exchanged interline claims of approximately $5.2 million for 20 percent of the common shares of the investor group.

The financial statements do not include any adjustments to reflect the settlement agreement.

                DELAWARE OTSEGO CORPORATION and SUBSIDIARIES
                     Pro Forma Condensed Balance Sheet
                               (Unaudited)
                                 (000's)
                --------------------------------------------

                                 -------------------------------------------
                                                 DECEMBER 31, 1995
                                 -------------------------------------------
                                 Delaware Otsego
                                     Corporation    Pro Forma
                                      Historical  Adjustments      Pro Forma
                                 ---------------  -----------  -------------
Assets
  Cash & Cash Equivalents                $ 1,213      $   164 (A)    $ 1,377
  Accounts Receivable                      5,406                       5,406
  Other Current Assets                     3,317         (592)(A)      2,725
  Deferred Income Taxes                      332                         332
  Property, Plant & Equipment - Net       62,987                      62,987
  Investment in Affiliate                      0        2,142 (A)(F)   2,142
  Other Assets                             1,523          150 (A)      1,673
                                         -------      -------        -------
TOTAL ASSETS                             $74,778      $ 1,864        $76,642
                                         =======      =======        =======

Liabilities and Stockholders' Equity
  Notes Payable                          $ 2,100                     $ 2,100
  Accounts Payable                        10,400                      10,400
  Accrued Liabilities                      1,977          (27)(E)      1,950
  Current Maturities of Long-Term Debt     1,075          200 (B)      1,275
  Long-Term Debt Less Current Maturities  12,802          600 (B)     13,402
  Deferred Income Tax                     10,398                      10,398
  Convertible Subordinated Notes           3,580                       3,580
  Stockholders' Equity:
     Common Stock                            202           18 (C)        220
     Additional Paid-In Capital            4,029        1,357 (C)      5,386
     Contributed Capital                  18,021                      18,021
     Retained Earnings                    10,194         (284)(G)      9,910
                                         -------      -------        -------
        Total Stockholders' Equity        32,446        1,091         33,537
                                         -------      -------        -------

Total Liabilities & Stockholders' Equity $74,778      $ 1,864        $76,642
                                         =======      =======        =======

                DELAWARE OTSEGO CORPORATION and SUBSIDIARIES
                 Pro Forma Condensed Statement of Operations
                                (Unaudited)
                      (000's, except per share amounts)
                --------------------------------------------
                                   -----------------------------------------
                                       YEAR ENDED DECEMBER 31, 1995
                                   -----------------------------------------
                                   Delaware Otsego
                                       Corporation   Pro Forma
                                        Historical Adjustments     Pro Forma
                                   --------------- -----------     ---------
OPERATING REVENUES
  Railway Operating Revenue              $  34,524                 $  34,524
                                         ---------                 ---------
  Total Operating Revenues                  34,524                    34,524

OPERATING EXPENSES
  Maintenance, Transportation, & Car Hire   26,712                    26,712
  Depreciation & Amortization                4,186                     4,186
  General,  Administrative & Other           5,188                     5,188
  Interest Expense, Net                      1,276   $      78 (D)     1,354
  Other (Income) Expense                    (5,331)                   (5,331)
                                         ---------   ---------      --------
Income Before Income Taxes                   2,493         (78)        2,415

Provision for Income Taxes                     878         (27)(E)       851
                                         ---------   ---------      --------
Income Before Equity Interest
   in Loss of Affiliate                      1,615         (51)        1,564

Equity Interest in Loss of Affiliate             0        (108)(F)      (108)
                                         ---------   ---------      --------

Net Income                               $   1,615   $    (159)     $  1,456
                                         =========   =========      ========

Earnings Per Share:
   Primary                               $    1.00                  $   0.83(H)
   Fully Diluted                         $    0.91                  $   0.77(H)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
- -------------------------------------------------------------------------

(A) Adjustments to reflect the acquisition of a 40% interest in The Toledo, Peoria and Western Railroad Corporation ("TP&W Railroad") for consideration totalling $2.25 million, including 25,000 shares of the Company's common stock valued at $250 thousand. The non-stock portion of the consideration for the acquisition was funded through a $1 million loan and the private placement of 100,000 shares of the Company's common stock.

     Adjustment also reflects, the reimbursement to the Company of $592,000 of advances related to the purchase, additional
     $150,000 collateral payment to secure TP&W Railroad debt, and $200,000 principal and $78,000 interest payments in 1995 related to the loan previously noted, assuming the acquisition occurred January 1, 1995.

(B) Adjustment reflects balance of $1 million loan, noted in (A), at December 31, 1995 assuming the transaction occurred January 1, 1995 and principal installments of $200,000 were made in 1995.

(C)  Adjustment reflects value of common stock issued as described in
     (A) assuming the transaction occurred January 1, 1995 adjusted for the effects of 5% stock dividends issued in 1995 and 1996.

(D) Adjustment relates to additional pro forma interest expense in connection with the $1 million loan, noted in (A), assuming the transaction occurred January 1, 1995.

(E) Adjustment relates to the pro forma tax effects at the Company's effective tax rate of the pro forma adjustments for the year ended December 31, 1995.

(F) Adjustment reflects 40% of the pro forma net loss of TP&W Railroad for the year ended December 31, 1995. Such amounts were derived from the historical consolidated financial statements of MARKSMAN Corp. and subsidiary (which was acquired by the TP&W Railroad on January 31, 1996) adjusted to reflect the following: Depreciation expense reduction on property, plant and equipment based on the allocation of the TP&W Railroad purchase price; interest expense reduction resulting from the forgiveness of certain loan obligations net of the effects of new debt incurred in connection with the acquisition; payroll and related fringe benefit reductions; and certain facility cost savings assuming the transaction occurred January 1, 1995.

     This amount has been reflected as a reduction of the initial investment noted in (A).

     Adjustment does not reflect the Company's pro forma effects on general and administrative expenses from providing administrative services to the TP&W Railroad.

(G) Adjustment reflects the effect of income statement pro forma adjustments and the effect of the 1995 and 1996 stock dividends on the Company's common stock issued as noted in (A) assuming the transaction occurred January 1, 1995.

(H) Adjusted for the effect of the 125,000 shares of the Company's common stock issued, as noted in (A), adjusted for the effects of the 1995 and 1996 stock dividends issued assuming these shares were outstanding since January 1, 1995 and the effect of the pro forma income statement adjustments.